$10,000                                                              NOTE ____

                                CONVERTIBLE NOTE
                               DATED JUNE 29, 1998

         THIS NOTE is one of the duly authorized issue of Convertible Notes of Odysssey Pictures Corporation, a Nevada corporation, (the "Company") in an aggregate principal amount of up to $150,000 (the "Notes").

         FOR VALUE RECEIVED, the Company promises to pay to Augustine Fund, L.P. or the permitted registered holder hereof (the "Holder"), the principal sum of US$10,000 (Ten Thousand United States Dollars) (the "Initial Principal Amount") or such lesser principal amount following the conversion or conversions of this
Note in accordance with Paragraph 4 (the "Outstanding Principal Amount") on June 28, 1999 (the "Maturity Date").

         The principal of this Note is payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time.

         The Company will pay the principal of this Note on the Maturity date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the due date and addressed to the Holder at the address appearing on the Note Register.

         The forwarding of such check and/or Shares of the company's common stock ("Shares") shall constitute a payment of principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check and/or Shares.

         This Note is subject to the following additional provisions:

         1. These Notes are originally issuable in amounts of not less than $10,000.
         2. All payments on account of the principal of this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "US Taxes").
         3. If at any time there occurs a transaction in which in excess of 50% of the Company's voting power is transferred (excluding any public or private offering of Company equity securities) on any consolidation or merger of the Company into any other or other entity or person (whether of not the Company is the surviving Corporation) or any other corporate reorganization or transaction or series of related transactions, the Holder of this Note then outstanding may participate in any such transaction as a class with common stockholders on the same basis as if this Note had been converted one day prior to the effective date of such transaction; provided, however that at the option of the Holder of this Note, such Holder may treat the effective date of any transaction that occurs prior to Maturity Date as a redemption date and shall be entitled to have the Company redeem this Note at a price equal to 125% of the Outstanding Principal Amount of this Note. The Holder shall be entitled to make such election at any time up to ten (10) days prior to the effective date of the transaction. The Company shall not effect any stock split, subdivision or combination with an effective date within three (3) trading days preceding the effective date of a merger or consolidation. The Company shall not make, fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional Shares, within an effective date within (3) trading days prior to the effective date of a merger or consolidation.


                                EXHIBIT 10 - PAGE 1

         Notwithstanding the transfer of 50% of the Company's voting power, the Company shall have the unequivocal right to redeem this Note at any time prior to its Maturity Date at a price equal to 125% of the Outstanding Principal Amount of this Note, provided that the Company shall give to the Holder five (5) days written notice of its intention to do so and the Holder has not faxed a Notice of Conversion. In the event a Notice of Conversion has been faxed, the Company shall have one (1) business day to elect redemption in writing. Upon notice of its right to redeem the Note, the Company shall immediately transfer the appropriate amount of funds to Holder. If after one (1) business day from the date of the notice of redemption is received by the Holder the funds have not been received by the Holder, then the Holder's conversion that had previously been sent shall be deemed restored and the time period for conversion shall run from the date of the conversion (the "Conversion Date").

         4. The Holder of this Note is entitled, at its option, at any time after the Note Date to convert all of any lesser portion of Initial Principal Amount into Shares at a conversion price (the "Conversion Price") for each Share equal to the lesser average closing bid of the Common Stock for the five (5) trading days immediately prior to the Note Date or eighty percent (80%) of the average closing bid of the Common Stock for the five (5) trading days immediately prior to the Conversion Date. Provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of Shares beneficially owned by the Holder and its affiliate (other than Shares which may be deemed beneficially owned through the ownership of the unconverted portion of this Note), and (2) the number of shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding Shares. For purpose of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D thereunder, except as otherwise provided in clause (1) of such proviso. In the event of any stock split, dividend, combination or similar event occurring after the Conversion Date and prior to the issuance of the respective stock certificates, the Conversion Price will be subject to appropriate adjustment. For purpose of this section, the closing bid price of Common Stock shall be the closing bid price as reported by the Nasdaq Stock Market, or the closing bid price in the over-the-counter market or, if the Common Stock is listed on a stock exchange, the closing bid price on such exchange as reported in the Wall Street Journal. Such conversion shall be effectuated by surrendering the Notes to be converted to the Company, with the form of conversion notice attached to the Note as Exhibit A, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. Interest accrued or accruing from the date of issuance to the Conversion Date in an amount so converted shall be paid in Shares of the Company, calculated at the same Conversion Price (as determined above), as would apply on the Conversion Date of the principal amount being converted but using the discount percentage applicable as of such date and shall constitute payment in full of any such interest on the same terms as would otherwise apply to the conversion of the principal amount hereof.

         No fractional Shares or scrip representing fractions of Shares will be issued on conversion, but the number of Shares issuable shall be rounded to the nearest whole Share. The date on which Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be given by facsimile to the Company at 214-720-1617. This Note, together with original executed copy of the Notice of Conversion, shall be delivered to the Company within three (3) business days following the date on which Notice of Conversion is given as described above. Any unconverted principal amount shall at the Maturity Date be paid, at the option of the Company, in either (a) cash or (b) Shares valued at a price equal to the average closing bid price of the Common Stock for the five
(5) trading days immediately preceding the Maturity Date.




                              EXHIBIT 10 - PAGE 2

         Upon the surrender of this Note, accompanied by a Notice of Conversion in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Company shall issue and, within five
(5) business days (the "Deadline") after actual delivery of this Note with the Notice of Conversion, deliver to or upon the order of the Holder (1) that number of Shares for the portion of the Note converted as shall be determined in accordance herewith, and (2) this Note with appropriate notation by an authorized officer of the Company to account for the remaining balance of the principal amount hereof following conversion, if any. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Shares issuable upon conversion of this Note is more than one (1) day after the Deadline, the Company shall pay to the Holder $20 per each $10,000 principal amount per day in cash, for the first day beyond the deadline and $20 per each $10,000 principal amount per day for each day thereafter that the Company fails to deliver the Shares. Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it accrued), and shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Shares in accordance with the terms of this note.

         The number of Shares to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted by the Conversion Price in effect on the date the Conversion Notice is delivered to the Company by the Holder.

         5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the principal of this Note at the time, place and rate, and in the coin or currency herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. This Note ranks equally with all other Notes now or hereafter issued under the terms set forth herein. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall be subordinate in all respects to any other indebtedness for borrowed money of the Company, whether outstanding as of the date of this Note or hereafter incurred.

         Such subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts; and any warrants, options or other securities convertible into stock of the Company shall rank pari passu with the Notes in all respects.

         6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of dishonor, notice of acceleration of intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without notice, diligence, act or omission as or with respect to the collection of any amount called hereunder.

         7. If the Company at any time of from time to time after the Note Date makes a dividend or other distribution to holders of Common Stock payable in securities of the Company other than the Shares, then in each such event provision shall be made so that the Holder shall receive upon conversion of this Note pursuant to Paragraph 4 hereof, in addition to the number of Shares receivable thereupon, the amount of such other securities of the Company to which the Holder on the relevant record of payment date, as applicable, of the number of Shares so receivable upon conversion would have been entitled, plus any dividends or other distributions would have been received with respect to such securities had the Holder thereafter, during the period from the date of the such event to and including the Conversion Date retained such securities, subject to all other adjustments called for during such period under this Note with respect to the rights of the Holder.


                              EXHIBIT 10 - PAGE 3

         8. If at any time of from time to time after the Note Date, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise (other than subdivision or combination of shares of stock dividend or reorganization provided for elsewhere in this Note or a merger or consolidation, provided for in Paragraph 3), then in each such event the Holder shall have the right thereafter to convert the Note into the kind of stock receivable in such recapitalization, reclassification or other changes by holders of Shares, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares, or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

         9. If at any time of from time to time after the Note Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Note) then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter to be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property to which a holder of the number of Shares deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of the Holder after the reorganization to the end that the provisions of this Note shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described transaction.

         10. If one or more of the "Events of Default" as described in Paragraph 11 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Note.

         11. If more than one of the following described "Events of Default" shall occur:

         (a) The Company shall default in the payment of principal;
         (b) Any of the representations or warranties made by the Company herein between the Company and Holder or in any certificate or financial or other document heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading any material respect at the time made; or
         (c) The Company shall fail to perform or observe any other covenant, provision, condition, agreement or obligation of the Company under this Note such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

         (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

         (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of it property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

         (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or



                              EXHIBIT 10 - PAGE 4

         (g) Any money judgment, writ or warrant of attachment, or similar process except mechanics and materialmen's liens incurred in the ordinary course of business in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unsatisfied, unvacated, unbounded or unstayed for a period of thirty (30) days (unless such order provided for delayed payment) or in any event later than five (5) days prior to the date of any proposed sale thereunder, or

         (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

         Then, or at any time thereafter, and on each and in every such case, unless such Event of Default shall have been waived in writing by the holders of a majority of all Notes outstanding (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the holders of a majority of Notes outstanding and in their discretion, the Holder may consider this Note immediately due or payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately demand without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Note shall be redeemed by the Company at a redemption price per Note equal to 125% of the Outstanding Principal Amount due hereunder.

         12. Notwithstanding anything to the contrary contained herein, each Conversion Notice shall contain a representation that, after giving effect to the Shares to be issued pursuant to such Conversion Notice, the total number of Shares deemed beneficially owned by the Holder, together with all Shares deemed beneficially owned by the Holder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding Shares.

         13. The Holder may, subject to compliance with the Subscription Agreement and the provision of Rule 504 of Regulation D under the Securities Act of 1933, as amended, (the 1933 Act) without notice, transfer, assign, mortgage or encumber this Note, any interest herein or any part hereof in integral multiples of $10,000 of the entire outstanding balance to an "accredited investor" as defined in the 1933 Act that will be acquiring the Note of interest herein for its account for the purpose of investment and not with a view to or for sale in connection with any distribution hereof and, each assignee, transferee or mortgage (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest subject to the same limitations. Each such assignee, transferee and mortgage shall have all of the rights of the Holder, under this Note. The Company may condition registrations of transfers on the receipt of a certificate from the assignee, transferee of mortgage in a form acceptable to the Company that contains representations and warranties similar to those of the Holder contained in Section Three of the Subscription Agreement, and IRS Form W-9 or an equivalent certification under penalty of perjury in compliance with Internal Revenue Code of 1986.

         14. The Company covenants that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder or subsequent Holder waives compliance in writing, the Company;

         (a) gives prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;



                              EXHIBIT 10 - PAGE 5

         (b) gives prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined In the Subscription Agreement) on the financial condition of the Company;

         (c) at all times reserves and keeps available out of its authorized unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized Shares as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into Shares. If the Company does not have a sufficient number of Shares available to satisfy the Company's obligations to the Holder upon receipt of a Conversion Notice or is otherwise unable to issue such Shares in accordance with the terms of this Note (a "Conversion Default"), from and after the tenth day following a Conversion Default (which for all purposes shall be deemed to have occurred upon the Company's receipt of the applicable Conversion Notice), the Holder shall have the right to demand from the Company the immediate redemption of this Note in cash at a redemption price equal to 125% of the Outstanding Principal Amount; provided, however, that no Redemption Notice may be delivered by the Holder subsequent to the Holder's receipt of notice from the Company (sent by overnight or 2-day courier with a copy sent be facsimile) of availability of sufficient Shares to permit conversion (a "Post-Default Conversion") of the Note; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock certificates in accordance with applicable provision of Paragraph 4 hereof with respect thereto within ten (10) business days of delivery of Post-Default Conversion. In addition to the foregoing, upon the Conversion Default, the rate of interest on the Note shall to the maximum extent of the lay, be increased by two percent (2%) commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default; an additional two percent (2%) commencing on the first day of each second such (30) day periods (or part thereof); and additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Note as to which the Conversion Default has occurred.

         (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and

         (i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent or

         (ii) in the case of mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

         15. The Holder, by acceptance hereof, acknowledges that this Note is being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Note or the Shares issuable upon exercise thereof except under circumstances which will not result in a violation of the 1933 Act or any applicable state securities laws.

         16. In the case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that its enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected impaired thereby.

         17. The Note and Subscription Agreement between the Company and the Holder constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         18. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.


                              EXHIBIT 10 - PAGE 6

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

         Dated:


                               Odyssey Pictures Corporation

                            By:/s/Odyssey Pictures Corporation
                               -------------------------------


                                  The "Holder"


                            By:/s/ Augustine Fund L.P.
                               -----------------------





                              EXHIBIT 10 - PAGE 7